Earnings Conference Call November 7, 2024 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports Third Quarter 2024 Results

HOUSTON, TX, November 7, 2024 – DNOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•	Revenue was $606 million for the third quarter of 2024

•	Net income attributable to DNOW Inc. was $13 million, or $0.12 per diluted share, for the third quarter of 2024

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $22 million, or $0.21 per diluted share, for the third quarter of 2024

•	EBITDA excluding other costs was $42 million or 6.9% of revenue for the third quarter of 2024

•	Cash provided by operating activities was $74 million for the third quarter of 2024 and $281 million for the trailing four quarters ending September 30, 2024

•	Repurchased $7 million of common stock in the third quarter of 2024

•	Cash and cash equivalents was $261 million and long-term debt was zero at September 30, 2024 with total liquidity of approximately $622 million

David Cherechinsky, President and CEO of DNOW, added, “The Company achieved solid results this quarter with year-over-year revenue growth, despite project delays in the period, thanks to the hard work of our dedicated employees, who provide a differentiated level of service and products to our customers every day.

We generated an additional $72 million in free cash flow during the quarter, yielding $273 million for the trailing four quarters, driven by record performance in our U.S. Process Solutions business, strong acquisition contribution and robust inventory velocity. These results were produced in a challenging oil and gas environment, with the backdrop of lower commodity prices and a wave of customer consolidations.

We repurchased $7 million of shares in the quarter and are on a path to complete the $80 million share repurchase program this year, as planned. We are well-positioned, with $261 million in cash and no debt, enjoying a range of options to pursue growth, deploy capital, drive efficiencies and generate improved returns for our shareholders.”

Prior to the earnings conference call a presentation titled “DNOW Third Quarter 2024 Key Takeaways” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,500 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$261	$299
Receivables, net	405	384
Inventories, net	364	366
Prepaid and other current assets	28	19

Total current assets	1,058	1,068
Property, plant and equipment, net	138	131
Deferred income taxes	98	118
Goodwill	192	139
Intangibles, net	55	28
Other assets	46	45

Total assets	$1,587	$1,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$278	$288
Accrued liabilities	127	120
Other current liabilities	12	10

Total current liabilities	417	418
Long-term operating lease liabilities	31	30
Other long-term liabilities	21	18

Total liabilities	469	466
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 106,022,368 and 106,257,565 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,024	2,032
Accumulated deficit	(770)	(828)
Accumulated other comprehensive loss	(141)	(145)

DNOW Inc. stockholders’ equity	1,114	1,060
Noncontrolling interest	4	3

Total stockholders’ equity	1,118	1,063

Total liabilities and stockholders’ equity	$1,587	$1,529

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Revenue	$606	$588	$633	$1,802	$1,766
Operating expenses:
Cost of products	471	454	495	1,400	1,361
Warehousing, selling and administrative	107	97	105	313	297
Impairment and other charges	5	—	—	5	—

Operating profit	23	37	33	84	108
Other income (expense)	(1)	—	—	—	(1)

Income before income taxes	22	37	33	84	107
Income tax provision	9	2	8	25	6

Net income	13	35	25	59	101
Net income attributable to noncontrolling interest	—	—	1	1	1

Net income attributable to DNOW Inc.	$13	$35	$24	$58	$100

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.12	$0.32	$0.21	$0.53	$0.91

Diluted	$0.12	$0.32	$0.21	$0.53	$0.90

Weighted-average common shares outstanding, basic	106	107	107	107	108

Weighted-average common shares outstanding, diluted	107	108	108	107	109

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Revenue:
United States	$482	$448	$512	$1,429	$1,331
Canada	65	68	56	187	217
International	59	72	65	186	218

Total revenue	$606	$588	$633	$1,802	$1,766

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
GAAP net income attributable to DNOW Inc. (1)	$13	$35	$24	$58	$100
Net income attributable to noncontrolling interest (2)	—	—	1	1	1
Interest expense (income), net	(1)	(2)	(1)	(4)	(3)
Income tax provision	9	2	8	25	6
Depreciation and amortization	8	7	9	24	19
Other costs:
Stock-based compensation	3	4	4	9	11
Other (3)	10	—	5	18	6

EBITDA excluding other costs	$42	$46	$50	$131	$140

EBITDA % excluding other costs (4)	6.9%	7.8%	7.9%	7.3%	7.9%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
GAAP net income attributable to DNOW Inc. (1)	$13	$35	$24	$58	$100
Other, net of tax(5)(6)	9	(7)	4	15	(17)

Net income attributable to DNOW Inc. excluding other costs (6)	$22	$28	$28	$73	$83

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
GAAP diluted earnings per share attributable to DNOW Inc. stockholders (1)	$0.12	$0.32	$0.21	$0.53	$0.90
Other, net of tax(5)(6)	0.09	(0.07)	0.04	0.14	(0.15)

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs (6)	$0.21	$0.25	$0.25	$0.67	$0.75

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to DNOW Inc. excluding other costs and (iii) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)	Other includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended September 30, 2024, Other was primarily related to the International restructuring charges of $8 million, of which approximately $5 million of foreign currency translation losses included in impairment and other charges, approximately $2 million of inventory write-downs included in cost of products and $1 million of other exit costs included in warehousing, selling and administrative; additionally, Other also included transaction-related charges of approximately $2 million recorded in warehousing, selling and administrative.

For the nine months ended September 30, 2024, Other included the International restructuring charges of $8 million mentioned above as well as transaction-related charges of approximately $10 million, of which $5 million were included in cost of products and approximately $5 million included in warehousing, selling and administrative. Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)	Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three and nine months ended September 30, 2024, Other, net of tax, included approximately $9 million and $15 million, respectively, related to transaction-related and International restructuring charges.

(6)	Totals may not foot due to rounding.

5